Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
INTL FCStone Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑117544, 333-137992, 333-144719, 333-152461, 333-186704, and 333-209912 on Form S-3 and Nos. 333-108332, 333-142262, 333-196413, 333-197773, and 333-216538 on Form S-8) of INTL FCStone Inc. of our reports dated December 11, 2018, with respect to the consolidated balance sheets of INTL FCStone Inc. and subsidiaries as of September 30, 2018 and 2017, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of cash flows, and consolidated statements of stockholders’ equity, for each of the years in the three-year period ended September 30, 2018, and the related notes and financial statement schedule (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of September 30, 2018, which reports appear in the September 30, 2018 Annual Report on Form 10‑K of INTL FCStone Inc.

/s/ KPMG LLP
Kansas City, Missouri
December 11, 2018